Exhibit 4.1

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.


                              EMPIRE GLOBAL CORP
                                  WARRANT
                          TO PURCHASE COMMON STOCK


Issue Date: February 29, 2016 (the "Issue Date")

Warrant Number: 15

THIS WARRANT IS TO CERTIFY THAT, the registered holder hereof or its permitted assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from Empire Global Corp., a Delaware corporation (the
"Company"), 130,435 shares of the Company's common stock (the "Common
Stock"), at $1.15 per share, as adjusted from time to time pursuant to Section 2 hereof (the "Exercise Price"). Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder at any time after the six month anniversary of the Issue Date but prior to the third anniversary of the Issue Date (as further defined herein, the "Expiration Date"), in whole or in part.


Section 1.  Exercise of Warrant.


a.  Mechanics of Exercise.

    (i) This Warrant may be exercised by the Holder, in whole or in part, by delivering to the Company at its office identified in Section 14 hereof (i) a written notice of exercise, in the form attached hereto as Exhibit A (the "Notice of Exercise"), including the number of Warrant Shares to be delivered pursuant to such exercise,
            (ii) this Warrant and (iii) payment to the Company of an amount equal to the Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the
            "Aggregate Exercise Price") in cash or wire transfer of immediately available funds.

    (ii) The Holder shall not be required to surrender this Warrant in order to effect an exercise hereunder, provided that this Warrant is surrendered to the Company by the second Business Day following the date on which the Company has received each of the Notice of Exercise and the Aggregate Exercise Price (the "Exercise Delivery Documents"). On or before the first Business Day following the date on which the Company has received the Exercise Delivery Documents, the Company shall transmit by email or facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company's transfer agent (the "Transfer Agent"). The Company shall deliver any objection to the Exercise Delivery Documents on or before the second Business Day following the date on which the Company has received all of the Exercise Delivery Documents. In the event of any discrepancy or dispute, the records of the Company shall be controlling and determinative in the absence of manifest error. On or before the third Business Day following the date on which the Company has received all of the Exercise Delivery Documents and after the Company has received this Warrant (the "Share Delivery Date"), the Company shall, (A) provided that the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program (the "FAST Program") and so long as the certificates therefor are not required to bear a legend regarding restriction on transferability, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system, or (B) if the Transfer Agent is not participating in the FAST Program or if the certificates are required to bear a legend regarding restriction on transferability, issue and dispatch by overnight courier to the address as specified in the Notice of Exercise, a certificate, registered in the Company's share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Delivery Documents and surrender of this Warrant, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder's DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be.

    (iii) If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than five (5) Business Days after any exercise and at its own expense, issue a new Warrant representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.

b.  Payment upon exercise.

    (i) Payment upon exercise may be made at the option of the Holder either in (i) cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Purchase Price, or (ii) on a cashless basis so that upon such exercise the total number of shares of Common Stock issuable to the holder shall be adjusted in a manner set forth in Section 1(c) below. Notwithstanding the immediately preceding sentence, in the event that the Holder exercises this Warrant on a cashless basis, the Company shall issue a warrant to purchase an additional 65,218 Common Shares in substantially identical form to this Warrant, except that such Warrant must be exercised at $2 per share in cash for each 2 Warrant Shares exercised on a cashless basis.

    (ii) Payment upon exercise of this Warrant must be made in cash at any time the Warrant Shares are included for resale in a then effective registration statement filed with the Securities and Exchange Commission.

c.  Adjustment for cashless exercise

    (i) Subject to the provisions herein to the contrary, if the Closing Trade Price of one share of Common Stock is greater than the Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by delivery of a properly endorsed Warrant Exercise Form delivered to the Company by any means executed herewith in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

                X = [Y (A-B)]/A

            Where X =   the number of shares of Common Stock to be issued
                        to the Holder

                  Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

                  A =   Closing Trade Price

                  B = Purchase Price (as adjusted to the date of such calculation)

    (ii) For purposes of Rule 144 promulgated under the 1933 Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction in the manner described above shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Securities Purchase Agreement.

    (iii) In the event that the price of the Company's Common Stock, as published by Bloomberg, shall, for a period of ten consecutive trading days, close at more than $4.00 per share, then the Company may require Holder to exercise its cashless exercise Warrant shares remaining in a manner set forth in Section 1(c)(i).

d. The stock certificate or certificates for the Warrant Shares to be delivered in accordance with this Section 1 shall be in such denominations as may be specified in said notice of exercise and shall be registered in the name of the Holder or such other name or names as shall be designated in said notice. Such certificate or certificates shall be deemed to have been issued and the Holder or any other person so designated to be named therein shall be deemed to have become the holder of record of such shares, including to the extent permitted by law the right to vote such shares or to consent or to receive notice as shareholders, as of the time said notice is delivered to the Company as aforesaid.

e. The Company shall pay all expenses payable in connection with the preparation, issue and delivery of stock certificates under this Section 1; provided, however, that the Holder shall be responsible for all transfer taxes resulting from the fact that any certificate issued in respect of the Warrant Shares is not in the name of the Holder.

f. All Warrant Shares issuable upon the exercise of this Warrant in accordance with the terms hereof shall be validly issued, fully paid and non-assessable, and free from all liens and other encumbrances thereon, other than liens or other encumbrances created by the Holder or restrictions upon transfer under federal or state securities laws.

g. In no event shall the warrant be exercised for less than one whole share of the Company except in the case of the final exercise of the warrant, and in such event the Company shall deliver in cash to such holder an amount equal to such fractional interest.

h. This Warrant is exercisable for a period of three years commencing on the date of issuance. If not exercised by that date, this Warrant shall expire.


Section 2.  Adjustment of Warrant Shares and Exercise Price.


    If the Company at any time on or after the Issue Date subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the number of Warrant Shares will be proportionately increased and the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Issue Date combines (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the number of Warrant Shares will be proportionately decreased and the Exercise Price in effect immediately prior to such combination will be proportionately increased. Any adjustment under this Section 2 shall become effective at the close of business on the date the subdivision or combination becomes effective.


Section 3.  Rights Upon Distribution of Assets.


    If the Company shall declare or make any dividend or other distribution of its assets or rights to acquire its assets to the record holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), then any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the weighted average price of the shares of Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the weighted average price of the shares of Common Stock on the Trading Day immediately preceding such record date.


Section 4.  Fundamental Transaction.


    Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property purchasable upon the exercise of the Warrant prior to such Fundamental Transaction), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been converted immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a "Corporate Event"), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant within 90 days after the consummation of the Fundamental Transaction but, in any event, prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrant been exercised immediately prior to such Fundamental Transaction. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.


Section 5.  Reservation and Authorization of Capital Stock.


    The Company shall, at all times on and after the date hereof, reserve and keep available for issuance such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants, subject to the provisions of Section 2.


Section 6.  Noncircumvention.


    The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall use all reasonable efforts to take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant and (iii) shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Warrants then outstanding (without regard to any limitations on exercise).


Section 7.  Rights of Shareholders.


    Nothing contained herein shall be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the certificates representing the Warrant Shares shall have been issued, as provided herein.


Section 8.  Stock and Warrant Books.


    The Company will not at any time, except upon dissolution, liquidation or winding up, close its stock books or warrant books so as to result in preventing or delaying the exercise of any Warrant.


Section 9.  Limitation of Liability.


    No provisions hereof, in the absence of affirmative action by the Holder to purchase Warrant Shares hereunder, shall give rise to any liability of the Holder to pay the Exercise Price or as a shareholder of the Company (whether such liability is asserted by the Company or creditors of the Company).


Section 10. Transfer, Division and Combination.


    This Warrant may be transferred without the written consent of the Company. Any Warrants issued upon the transfer of this Warrant shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such Warrant on the part of any other person, and shall not be liable for any registration of transfer of Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act and the rules and regulations thereunder. This Warrant may be divided or combined with other warrants of like tenor and representing in the aggregate a like amount, upon presentation at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Under this Section 10, the Company shall pay all expenses in connection with the preparation, issue and delivery of Warrants one time and the Holder shall bear the all expenses of each subsequent delivery of Warrants through the Expiration Date. The Company agrees to maintain at its aforesaid office books for the registration of the Warrants.


Section 11. Loss, Destruction of Warrant Certificates.


    Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity and/or security satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Warrant Shares.


Section 12. Amendment and Waiver.


    Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if (but only if) the Company has obtained the written consent from the Holder; provided, that no such action (other than those contemplated by Sections 3 or 4) may increase the exercise price of this Warrant or decrease the number of shares or class of stock obtainable upon exercise of this Warrant without the written consent of the Holder.


Section 13. Notices Generally.


    Any notice, request, consent, other communication or delivery pursuant to the provisions hereof shall be in writing and shall be sent by one of the following means: (i) by registered or certified first class mail, postage prepaid, return receipt requested; (ii) by facsimile or email transmission with confirmation of receipt; (iii) by overnight courier service; or (iv) by personal delivery, and shall be properly addressed to the Holder at the last known address or facsimile number appearing on the books of the Company, or, except as herein otherwise expressly provided, to the Company at its principal executive office at Empire Global Corp., a Delaware corporation (the "Company"), located at 130 Adelaide Street, West, Suite 701, Toronto, Ontario, Canada M5H 2K4 (Fax:
416-593-7760), Attention: Julian L. Doyle, or such other address, email or facsimile number as shall have been furnished to the party giving or making such notice, demand or delivery.


Section 14. Successors and Assigns.


    This Warrant shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns.


Section 15. Governing Law.


    This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.


Section 16. Dispute Resolution Regarding Exercise Price and Warrant Shares.


    In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations within two Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within five Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two Business Days submit the disputed arithmetic calculation of the Warrant Shares to the Company's independent, outside accountant. The Company shall cause the accountant to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such accountant's determination or calculation shall be binding upon all parties absent demonstrable error. The expenses of the accountant will be borne by the Company unless the accountant determines that the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares by the Holder was demonstrably in error, in which case the expenses of the accountant will be borne by the Holder.


Section 17. Certain Definitions.

    As used in this Warrant, unless the context otherwise requires:

    "Business Day" shall mean any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized by law to remain closed.

    "Convertible Securities" shall mean evidence of indebtedness, preferred stock or other securities directly or indirectly convertible into or exchangeable for Common Stock

    "Eligible Market" shall mean the NYSE Amex, The New York Stock Exchange, Inc., The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market, or the OTC Markets LLC.

    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    "Expiration Date" shall mean the third anniversary of the Issuance Date or, if such date falls on a day other than a Business Day, the next date that is a Business Day.

    "Fundamental Transaction" shall mean that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into another Person, (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer),
(iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reclassify its Common Stock or (vi) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

    "Options" shall mean options to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities granted or issued by the Company, but excluding Employee Awards.

    "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

    "Person" shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

    "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of February 29, 2016, by and between the Company and the Holder.

    "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

    "Successor Entity" shall mean the Person formed by, resulting from or surviving any Fundamental Transaction or the Person (or Parent Entity of such Person, if the Successor Entity does not have common stock or equivalent equity security is quoted or listed on an Eligible Market) with which such Fundamental Transaction shall have been entered into.

    "Warrant" shall mean this Warrant and all additional or new warrants issued upon division or combination of, or in substitution for, this Warrant. All such additional or new warrants shall at all times be identical as to terms and conditions and date, except as to the number of Warrant Shares for which they may be exercised.

    "Warrant Shares" shall mean the shares of the Company's Common Stock purchasable by the holder of this Warrant upon the exercise of this Warrant.


IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by its duly authorized officer as of the date first written above.

EMPIRE GLOBAL CORP.



By:     ___________________

Name:   Michele Ciavarella

Title:  Chairman and CEO

                                  EXHIBIT A
                              NOTICE OF EXERCISE
                (to be executed only upon exercise of Warrant)


To:     Empire Global Corp.
        130 Adelaide Street, West, Suite 701
        Toronto, Ontario, Canada M5H 2K4
        Attn: Julian L. Doyle, LLB

        or such other address notified by the Company to the Holder.

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock ("Warrant Shares") of Empire Global Corp. a Delaware corporation (the "Company"), evidenced by the attached Warrant to Purchase Common Stock (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

CASH BASIS

Exercise Price.                 The Holder intends that payment of the Exercise
        Price shall be with respect to ____________ Warrant Shares.

Payment of Exercise Price.      The Holder shall pay the Aggregate Exercise
        Price in the sum of $ ___________ to the Company in accordance with the terms of the Warrant.

Payment is being made by:

            _____       enclosed check
            _____       wire transfer
            _____       other

Delivery of Warrant Shares.     The Company shall deliver to the holder ________
        Warrant Shares in accordance with the terms of the Warrant.

CASHLESS BASIS

Payment of Exercise Price.      The Holder shall pay the cash portion of the
        Aggregate Exercise Price related to the cashless exercise in the sum of $__________ to the Company in accordance with the terms of the Warrant based on the following formula:

                Y x 0.5 x $2.00

                Where Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)


Payment of the cash portion is being made by:
            _____       enclosed check
            _____       wire transfer
            _____       other

Delivery of Warrant Shares.     The Company shall deliver to the holder ________
        Warrant Shares in accordance with the terms of the Warrant based on the following formula:

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

                X = [Y (A-B)]/A   +   Y x 0.5

        Where   X = the number of shares of Common Stock to be issued to the
                    Holder
                Y = the number of shares of Common Stock purchasable under the
                    Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)
                A = Closing Trade Price
                B = Purchase Price (as adjusted to the date of such calculation)



Delivery.  The shares of Warrant Shares shall be delivered to the following:

[SIGNATURE OF HOLDER]

Name of Investing Entity:


____________________________
Signature of Authorized Signatory of Investing Entity:


____________________________
Name of Authorized Signatory:

____________________________
Title of Authorized Signatory:


Date: ______________________